UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2015, Solar Power, Inc. (the “Company”) and SPI China (HK) Limited, a wholly owned subsidiary of the Company incorporated under the laws of the Hong Kong Special Administrative Region, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with CECEP Solar Energy Hong Kong Co., Limited (“CECEP”), a company incorporated under the laws of the Hong Kong Special Administrative Region. Pursuant to the Stock Purchase Agreement, SPI China (HK) Limited agreed to purchase from CECEP 100% of issued and outstanding shares of capital stock of (i) CECEP Solar Energy (Luxembourg) Private Limited Company (S.a.r.l.), a limited liability company registered in Luxembourg, and (ii) Italsolar S.r.l., a limited liability company registered in Italy, owned by CECEP, for an aggregate consideration of €12,500,000 in the form of both shares of the Company’s common stock (the “Consideration Shares”) and cash, subject to customary closing conditions (the “Stock Purchase”).

The foregoing summary of the terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, attached hereto as Exhibits 10.1, and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Stock Purchase Agreement discussed in Item 1.01, as part of the consideration of the Stock Purchase, the Company agreed to issue the Consideration Shares on the closing date of the Stock Purchase pursuant to the terms and conditions of the Stock Purchase Agreement.

The proposed issuance of the Common Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Stock Purchase Agreement by and among CECEP Solar Energy Hong Kong Co., Limited, SPI China (HK) Limited and Solar Power, Inc. dated January 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 16, 2015	/s/ Amy Jing Liu Name: Amy Jing Liu Title: Chief Financial Officer

3